                                                                      Exhibit 21

                 SUBSIDIARIES OF GRAND HAVANA ENTERPRISES, INC.

        Each of the following is a 100% owned subsidiary of Grand Havana Enterprises, Inc.

               Name                              Jurisdiction of Incorporation
               ----                              -----------------------------
Love's Enterprises, Inc.                                 California
Grand Havana Room-- Delaware, Inc.                       Delaware
Grand Havana Room-- New York, Inc.                       New York
Grand Havana Room-- Washington, Corp.                    District of Columbia
On Canon, Inc.                                           California
Hopping Jalapeno, Inc.                                   California
Grand Havana Room-- California, Inc.
 (formerly, Havana, Inc.)                                California
Grand Havana House of Cigars
 (formerly, Club Havana, Inc.)                           Delaware

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